UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2019, Western Digital Corporation (the “Company”) appointed Robert K. Eulau as Executive Vice President and Chief Financial Officer of the Company, effective as of May 9, 2019. Mr. Eulau will join the Company on April 22, 2019 to begin his transition into the Chief Financial Officer role.

Mr. Eulau, 57, served as chief executive officer and director of Sanmina Corporation, an electronics manufacturing services provider, from October 2017 to August 2018 and as its executive vice president and chief financial officer from September 2009 to October 2017. Prior to that, Mr. Eulau served as executive vice president, chief operating officer and chief financial officer of Alien Technology Corporation, a developer of radio frequency identification products, from March 2006 to June 2008 and as senior vice president and chief financial officer of Rambus Inc., a technology licensing company, from May 2001 to March 2006. Mr. Eulau previously served over 15 years with Hewlett Packard Company in various leadership roles, including vice president and chief financial officer of its business customer organization and vice president and chief financial officer of its computing products business.

In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Eulau will receive an annual base salary of $700,000 and a target annual bonus opportunity under the Company’s short-term incentive plan of 110% of annual base salary. Mr. Eulau will also receive a signing bonus of $500,000, with $250,000 payable within three weeks of April 22, 2019 and $250,000 payable within three weeks of April 22, 2020, subject to his continued employment with the Company on April 22, 2020. In addition, on April 22, 2019, Mr. Eulau will receive a restricted stock unit award with a grant date fair value of $2,000,000 (with the number of units subject to the award to be determined based on the closing stock price of the Company’s common stock as of the grant date), granted under the Company’s 2017 Performance Incentive Plan. The restricted stock unit award will vest, subject to Mr. Eulau’s continued employment, in substantially equal annual installments on each of the next four anniversaries of the grant date. Further, subject to approval by the Compensation Committee of the Board of Directors, Mr. Eulau will be eligible to receive equity awards under the Company’s annual long-term incentive program for fiscal 2020 having a grant date fair value equal to approximately $4,000,000, with 50% of the awards consisting of restricted stock units and 50% of the awards consisting of performance stock units, which awards shall have such applicable time-based and performance-based vesting conditions as shall be approved by the Compensation Committee.

There are no arrangements or understandings between Mr. Eulau and any other person pursuant to which Mr. Eulau was appointed to serve as Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. Eulau and any director or executive officer of the Company, and Mr. Eulau has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on April 18, 2019 announcing Mr. Eulau’s appointment as Executive Vice President and Chief Financial Officer of the Company, effective May 9, 2019. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release issued by Western Digital Corporation on April 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

Date: April 18, 2019